Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Seacoast Banking Corporation of Florida on Form S-8 of our report dated February 28, 2023, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Seacoast Banking Corporation of Florida for the year ended December 31, 2022.

/s/ Crowe LLP
Crowe LLP

Fort Lauderdale, Florida
August 10, 2023